Exhibit 10.2

RSI GP, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

December 29, 2020

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

RSI GP, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement’) of RSI GP, LLC (the “Company”) is entered into as of December 29, 2020, by and between the Company and dMY Technology Group, Inc., a Delaware corporation (the “Member”).

WHEREAS, the Company was formed on July 28, 2020 by filing the Certificate with the Secretary of State of the State of Delaware;

WHEREAS, the Company and the Member entered into that certain Limited Liability Company Agreement of the Company, dated as of July 29, 2020 (the “Original Agreement”); and

WHEREAS, the Company and the Member now desire to amend and restate the Original Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS; DEFINITIONS

1.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a certificate of formation on July 28, 2020 (the “Certificate”) in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (as amended from time to time, the “Act”).

1.2 Name. The name of the Company will be “RSI GP, LLC” or such other name or names as the Board may from time to time designate.

1.3 Purpose. The Company’s purpose shall be to carry on any activities which may lawfully be carried on by a limited liability company organized pursuant to the Act.

1.4 Registered Office; Registered Agent; Place of Business. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The Company will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Board may designate from time to time and all business and activities of the Company shall be deemed to have occurred at its principal office.

1.5 Member; Membership Interests. The name and the mailing address of the Member and the limited liability company interests in the Company (the “Membership Interests”) held by the Member are identified on Schedule I attached hereto. The Membership Interests shall be uncertificated.

1.6 Capital Contributions. The Member shall not be required to make capital contributions to the Company.

1.7 Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, the Member shall not have any personal liability whatsoever in such Member’s capacity as a member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

1.8 Term. The Company shall continue until dissolved and terminated in accordance with Article VI.

1.9 Gaming Laws. The Company shall comply with all applicable Gaming Laws.

1.10 Other Business Opportunities.

(a) Subject in all cases to the Amended and Restated Certificate of Incorporation of the Member (as amended, modified and supplemented from time to time, the “Charter”), and except as set forth in Section 1.10(b) (subject to Section 1.10(c)), none of (i) any Seller, (ii) Sponsor or (iii) any Non-Employee Director or his or her Affiliates or Affiliated Entities (each of the foregoing capitalized terms used but not otherwise defined herein, having the meanings set forth in the Charter) (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Company or any of its subsidiaries now engages or proposes to engage or (2) competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company, the Member or to any of their respective Affiliates for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 1.10(b). Subject to Section 1.10(b), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity or matter which may be a corporate or other business opportunity for itself, herself or himself and the Company or any of its, his or her Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate, present or offer such transaction or other business opportunity or matter to the Company or any of its subsidiaries or any stockholder thereof, as the case may be, and, to the fullest extent permitted by law, shall not be liable to the Company, the Member or to any subsidiary of the Company for breach of any duty (fiduciary, contractual or otherwise) as a direct or indirect stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not present such opportunity to the Company or any of its subsidiaries or the Member.

(b) The Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (as defined in the Charter) if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director or officer of the Member, such opportunity is one the Company is legally permitted to undertake and would otherwise be reasonable for the Company to pursue, in which case, the provisions of Section 1.10(a) shall not apply to any such corporate opportunity.

(c) In addition to and notwithstanding the foregoing provisions of this Section 1.10, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

1.11 Definitions. For purposes of this Agreement:

“Act” shall have the meaning given to such term in Section 1.1.

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise and (ii) if such Person (other than the Company) is a partnership (including limited partnership) or limited liability company or other entity, any partner or member thereof.

“Agreement” shall have the meaning given to such term in the Preamble.

“Board” means the Board of Managers of the Company established pursuant to Section 3.2.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 27, 2020, by and among the Member, dMY Sponsor, LLC, a Delaware limited liability company (the “dMY Sponsor”), RSI, Rush Street Interactive GP, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative, and the other parties thereto (as amended, modified, supplemented or waived from time to time).

“Certificate” shall have the meaning given to such term in Section 1.1.

“Charter” shall have the meaning given to such term in 1.10(a).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Company” means RSI GP, LLC, a Delaware limited liability company formed pursuant to the Certificate and governed by this Agreement.

“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, sports wagering, or the use of gaming devices, equipment and supplies in the operation of a casino, gambling simulcasting facility, card club or other similar enterprise, whether land-based or online, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems, sports wagering systems, interactive or online gaming systems and related and associated equipment, supplies and systems.

“Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

“Gaming Jurisdictions” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, and in which or from which the Company or any of its Affiliates conducts, or reasonably expects to conduct, Gaming Activities which are subject to Gaming Laws.

“Gaming Laws” means all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities in which the Company or any of its Affiliates (including direct and indirect subsidiaries of the Member) engages, or the ownership or control of an equity interest in any such entity that conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities with respect to the foregoing and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

“Gaming License” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, qualifications, franchises and entitlements issued by any Gaming Authority necessary for the lawful conduct of activities under the Gaming Laws.

“Indemnified Person” shall have the meaning given to such term in Section 4.1.

“Manager” means an individual or entity on the Board that, for purposes of the Act, will be deemed a “manager” (as defined in the Act) and will be subject to the rights, obligations, limitations and duties set forth in this Agreement and, except to the extent expressly modified herein, the Act.

“Member” shall have the meaning given to such term in the Preamble.

“Officers” shall have the meaning given to such term in Section 3.5(d).

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation (whether or not for-profit), custodian, nominee or any other individual or entity in its own or any representative capacity.

“RSI” means Rush Street Interactive, LP, a Delaware limited partnership.

“Special Limited Partner” means RSI ASLP, Inc., a Delaware corporation.

“Transfer” shall have the meaning given to such term in Section 5.1.

ARTICLE II

DISTRIBUTIONS; ALLOCATIONS

2.1 Distributions. Distributions of cash or other assets of the Company shall be made to the Member at such times and in such amounts as the Board may determine. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE III

MANAGEMENT

3.1 Authority of Board.

(a) Sole Authority. Except for situations in which the approval of the Member is required by the express terms of this Agreement or any other agreement to which the Company may be bound, and subject to the provisions of this Section 3.1, (i) the Board shall conduct, direct and exercise full control over all activities of the Company (including all decisions relating to the issuance of additional Membership Interests and the issuance, voting and sale of, and the exercise of other rights with respect to, the equity securities of the Company’s subsidiaries), (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and (iii) the Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party.

3.2 Composition of the Board.

(a) Number and Appointment. The Board initially shall consist of three (3) Managers. Thereafter, the number of Managers shall be established from time to time by the Member. The initial Managers shall be Neil Bluhm, Gregory Carlin and Richard Schwartz. Any Manager position to be filled by reason of an increase in the number of Managers or by any other reason shall be filled by RSI, subject in each case, to the receipt of any requisite Gaming Licenses and/or approvals from Gaming Authorities. Notwithstanding anything herein to the contrary, but subject to the last sentence of Section 3.2(b), each of Neil Bluhm (or one of his adult children) and Gregory Carlin shall be entitled to serve as Managers until they (or their Permitted Transferees, successors or assigns) (taken together) hold fewer Equity Interests (as such term is defined in the Business Combination Agreement) of dMY Technology Group, Inc. and RSI (taken collectively) than another shareholder or affiliated group of shareholders.

(b) Term. Each Manager appointed shall serve effective upon the Company’s receipt of notice appointing such Manager (or at such later time or upon the happening of some event specified in such notice) from RSI (except that the Managers identified by name in Section 3.2(a) shall serve from the date of this Agreement) and until a successor is appointed in accordance with the terms hereof or his, her or its earlier resignation, death or removal in accordance with this Agreement. A Manager will be removed from the Board, with or without cause, only upon the written request of RSI. A Manager may resign at any time by delivering written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Notwithstanding anything herein to the contrary, any Manager may be removed from his or her position as such upon a good faith finding of the Board that such director has a Gaming Problem that cannot be cured, in each case, pursuant to the terms of Section 8.1.

(c) Vacancies. Subject to the receipt of any requisite Gaming Licenses and/or approvals from Gaming Authorities, a vacancy on the Board because of resignation, death or removal of a Manager will be filled by RSI in its sole discretion. If RSI elects to not appoint a replacement Manager pursuant to the terms of this Section 3.2, the number of Managers that constitute the Board shall be automatically reduced, subject to future adjustment by the Member pursuant to Section 3.2(a).

(d) Reimbursement; Compensation. The Managers shall be entitled to be reimbursed for their direct out-of-pocket travel expenses incurred in the course of their attendance at Board meetings.

3.3 Board Actions; Meetings. Each Manager shall have one vote on all matters submitted to the Board (whether the consideration of such matter is taken at a meeting, by written consent or otherwise) and unless another percentage is set forth herein or required by applicable law, any determination or action required to be taken by the Board shall be taken by a majority of the Managers then in office (through meetings of the Board or written consents pursuant to this Section 3.3). A majority of the Managers then in office shall constitute a quorum sufficient for conducting meetings and making decisions. The vote of a majority of Managers present at a meeting at which a quorum is present shall be the act of the Board. Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by any two Managers. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Manager by hand, telephone, telecopy, overnight courier or the U.S. mail at least twenty-four (24) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by Managers having not less than the minimum votes that would be necessary to authorize or take such action at a meeting. Prompt notice of the taking of any action by the Board without a meeting by less than unanimous consent will be given to those Managers who did not consent in writing to the action. Managers shall be entitled to participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.

3.4 Delegation of Authority. Subject to obtaining and maintaining any Gaming Authority licensing requirements and approvals, the Board may, from time to time, delegate to one or more Persons (including any Member, Manager, officer or other authorized person of the Board) such authority and duties as the Board may deem advisable; provided that no Person shall be delegated the power to take any action that would violate the express terms of this Agreement; provided further that in no event shall the Board be absolved of its fiduciary duties as specified in Section 3.5(b) by virtue of any such delegation. Any delegation pursuant to this Section 3.4 may be revoked at any time by the Board. The Board may not create or establish committees.

3.5 Limitation of Liability.

(a) Duties of Managers and Officers; Limitation of Liability. Except as otherwise provided herein and to the maximum extent permitted by the Act, no present or former Manager or Officer nor any such Manager’s or Officer’s Affiliates, nor any of its or their respective employees, officers, managers/directors, direct or indirect equityholders, agents or representatives shall be liable to the Company or to the Member for any act or omission performed or omitted by such Person in its capacity as Manager or Officer; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to (x) such Person’s willful misconduct or fraud, or (y) such Manager’s or Officer’s breach of fiduciary duty to the Special Limited Partner, the Member and the Class A common stockholders of the Member as described in Section 3.5(b), in each case of clauses (x) and (y), as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Manager and Officer shall be entitled to rely upon the advice of outside and in-house legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Manager or Officer in good faith reliance on such advice shall in no event subject such Manager or Officer or any of such Manager’s or Officer’s Affiliates, or any of its or their respective employees, officers, managers/directors, direct or indirect equityholders, agents or representatives to liability to the Company or the Member and each Manager and Officer will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(b) Board Discretion. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination, each Manager shall take such action or make such decision or determination in such Manager’s sole discretion, unless another standard is expressly set forth herein or therein; provided that, for purposes of any or all actions, omissions or decisions of the Board (and each Manager), the Board (and each Manager) acknowledges that it will owe to the Special Limited Partner, the Member and the Class A common stockholders of the Member the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Special Limited Partner, the Member and the Class A common stockholders of the Member were stockholders of such corporation; provided further that with respect to any approval or consent of the Board (and each Manager), such fiduciary duties of the Board (and each Manager) shall be deemed irrefutably satisfied and discharged to the extent such matter was approved or consented to in writing by the board of directors of the Member or was made in accordance with the terms of any resolution(s) adopted by the board of directors of the Member (with it being understood and agreed that nothing in this further proviso shall be deemed to absolve the members of the board of directors of the Member (in their capacity as such) with respect to such approval or consent or resolutions). Subject to the immediately preceding sentence, whenever in this Agreement or any other agreement contemplated herein, (i) the Board is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Manager shall be entitled to consider such interests and factors as the Manager desires, so long as the Manager does not act in bad faith and (ii) the Board is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Manager shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein.

(c) Designation and Duties of Officers. Subject to obtaining and maintaining any Gaming Authority licensing requirements and approvals, the Board may from time to time designate individuals as officers of the Company (“Officers”), and any such Officers shall have such authority and perform such duties as the Board may from time to time delegate to them, including on behalf of or in respect of the Company, and shall serve at the will of the Board; provided that the Board shall immediately remove from office any Officer who has been determined by the Board to have or who may have a Gaming Problem; provided further, for purposes of any or all actions, omissions or decisions of the Officers, each Officer acknowledges that it will owe to the Special Limited Partner, the Member and the Class A common stockholders of the Member the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were an Officer of such a corporation and the Special Limited Partner, the Member and the Class A common stockholders of the Member were stockholders of such corporation; provided further that with respect to any Officer, such fiduciary duties of such Officer shall be deemed irrefutably satisfied and discharged to the extent such matter was approved or consented to in writing by the board of directors of the Member or was made in accordance with the terms of any resolution(s) adopted by the board of directors of the Member (with it being understood and agreed that nothing in this further proviso shall be deemed to absolve the members of the board of directors of the Member (in their capacity as such) with respect to such approval or consent or resolutions). The initial officers of the Company are Neil Bluhm (Chairman), Gregory Carlin (Chief Executive Officer) and Richard Schwartz (President).

(d) Effect on Other Agreements. This Section 3.5 shall not in any way affect, limit or modify any Person’s duties, liabilities or obligations under any employment agreement, consulting agreement, management services agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement or any similar agreement with any Manager, Officer, the Company or any of their respective subsidiaries.

ARTICLE IV

INDEMNIFICATION

4.1 Right to Indemnification. The Company hereby agrees to indemnify and hold harmless any Person (including such Person’s heirs, successors, assigns, executors or administrators, each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all claims, damages, expenses (including reasonable attorney’s fees and other legal fees and expenses), liabilities, losses, judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative, or investigative, and whether formal or informal, including appeals (“Actions”), in which such Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of any act performed or omitted to be performed by such Person on behalf of the Company or by reason of the fact that the Person is or was serving as an Officer, Manager, trustee, employee, representative or agent of the Company or is or was serving at the request of the Company or the Board as a managing member, sole member, manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise if (i) such Person acted in good faith, within the scope of such Person’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Company, (ii) the Action was not initiated by the Person (other than an action to enforce such Person’s rights to indemnification or advance of expenses under this Section 4.1), (iii) the Person has not been established by a final judgment of a court of competent jurisdiction to be liable to the Company, and (iv) such action or inaction did not constitute fraud or willful misconduct by such Person; provided that notwithstanding anything to the contrary in this Agreement, the indemnification rights and obligations set forth in this Agreement shall not apply to any breaches of fiduciary duties set forth in Section 3.5, to the extent (and only to the extent) that it has been finally determined by a court of competent jurisdiction that, respectively, a director of a Delaware corporation would be prohibited by the laws of the State of Delaware from being indemnified with respect to such matter or a Delaware corporation is prohibited by the laws of the State of Delaware from indemnifying a member of its board of directors with respect to such matter. Expenses, including attorneys’ fees and expenses, incurred by any such indemnified Person in defending any Action shall be paid by the Company as incurred in advance of the final disposition of such Action, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such indemnified Person to repay such amount if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified by the Company. The rights granted pursuant to this Article IV shall be deemed contract rights and no amendment, modification or repeal of Section 3.5 or this Article IV shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IV could involve indemnification for negligence or under theories of strict liability. An indemnified Person shall not be denied indemnification in whole or in part under this Article IV because the Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

4.2 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IV shall not be exclusive of any other right which the Member, Manager, Officer or other Person indemnified pursuant to Section 4.1 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, any other agreement or any resolution of the Member or vote of the Board or otherwise.

4.3 Insurance. To the fullest extent permitted by applicable law, the Company may purchase and maintain insurance or cause its subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any Person who is or was serving as a Manager, an Officer or an agent of the Company or is or was serving at the request of the Company or the Board as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IV.

4.4 Limitation. Notwithstanding anything contained herein to the contrary (including in this Article IV), any indemnity by the Company relating to the matters covered in this Article IV shall be provided out of and to the extent of the Company’s assets only and the Member (unless the Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall not have personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

4.5 Effect on Other Agreements and Member’s Obligations. This Article IV shall not in any way affect, limit or modify the Member’s liabilities or obligations under this Agreement or any Officer’s or employee’s liabilities or obligations under any employment agreement, consulting agreement, confidentiality agreement, noncompetition agreement, nonsolicitation agreement or any other agreement with the Company or any of its subsidiaries or Affiliates.

4.6 Savings Clause. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, any Officer or any other Person indemnified pursuant to this Article IV to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE V

TRANSFERS AND MEMBER RIGHTS

5.1 Transfer of Membership Interests.

(a) Subject to receipt of the required prior approval of any applicable Gaming Authority, the Member may sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law (a “Transfer”), all or any portion of its Membership Interests. If the Member transfers any of its interest in the Company pursuant to this Section 5.1, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and such other documents and instruments as the Board determines to be necessary or appropriate. If the Member transfers all of its interests in the Company, such admission shall be deemed effective immediately, and immediately following such admission, the transferor Member shall cease to be a member of the Company. Upon assignment, the Board shall amend Schedule I without the further vote, act or consent of any other person to reflect such new person as a Member.

(b) The Company, the Member and each transferee of Membership Interests shall cooperate with any applicable Gaming Authority in respect of any suitability investigation (if so required). Any Transfer of Membership Interests shall be contingent upon the transferee being found suitable by any applicable Gaming Authority (if so required).

(c) The Member shall indemnify the Company for any losses or damages incurred as the result of any Transfer that does not meet the requirements of the applicable Gaming Laws. Notwithstanding anything in this Article V to the contrary, no Transfer of Membership Interests shall be permitted, and no transferee of Membership Interests shall be admitted to the Company as a Member: (i) if, in the opinion of the Board, such Transfer or admission alone or in conjunction with one or more other transfers or admissions could or could reasonably be expected to (A) result in a violation of applicable legal requirements, including securities laws, Gaming Laws and Gaming Licenses, (B) result in (or could result in) a Gaming Problem, (C) be an event which would constitute a violation or breach (or, with the giving of notice or passage of time, would constitute a violation or breach) of any law, regulation, ordinance, agreement or instrument by which the Company, or any of its properties or assets, is bound or (D) require the Company to register under the Investment Company Act of 1940, as amended, and (ii) until such Transfer has been approved by all applicable Gaming Authorities. Without limiting the foregoing, any Transfer of Membership Interests hereunder is subject to and must be in compliance with all applicable Gaming Laws, including the receipt of all applicable Gaming Licenses and other approvals.

5.2 Member Rights; Meetings.

(a) The Member shall not have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.

(b) Any action required or permitted to be taken by the Member shall be taken without a meeting by written consent. Every written consent of the Member shall bear the date and signature of the Member.

5.3 Additional Members. Subject to obtaining and maintaining any Gaming Authority licensing requirements and approvals, the Board shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Board shall in its sole discretion determine, with the prior written consent of the Member. In order to be admitted as a member of the Company, such person shall deliver to the Company an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and such other documents and instruments as the Board determines to be necessary or appropriate. Upon admission, the Board shall amend Schedule I without the further vote, act or consent of any other person to reflect such new person as a Member.

5.4 Withdrawal of Member. dMY Technology Group, Inc. shall not withdraw as the Member of the Company unless such withdrawal is authorized by the Board, and prior to or concurrently with any such withdrawal, the Board shall cause this Agreement to be amended or amended and restated to admit a replacement Member, in each case on terms authorized by the Board and subject to obtaining and maintaining any Gaming Authority licensing requirements and approvals.

ARTICLE VI

DURATION

6.1 Duration. Subject to Section 6.2 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) The determination of the Board to dissolve the Company; or

(b) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

Except as otherwise set forth in this Article VI, the Member intends for the Company to have perpetual existence. No other event (including an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

6.2 Continuation of the Company. The withdrawal of dMY Technology Group, Inc. as the Member shall not dissolve the Company if, within ninety (90) days after the occurrence of such withdrawal, a new Member is admitted to the Company pursuant to Article V and the business of the Company is continued by the agreement of such Member.

6.3 Winding Up. Upon dissolution of the Company, the Company shall be liquidated in an orderly manner. The Board shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. The steps to be accomplished by the liquidator are as follows:

(a) First, the liquidator shall satisfy all of the Company’s debts and liabilities to creditors other than the Member (whether by payment or the reasonable provision for payment thereof);

(b) Second, the liquidator shall satisfy all of the Company’s debts and liabilities to the Member (whether by payment or the reasonable provision for payment thereof); and

(c) Third, all remaining assets shall be distributed to the Member.

6.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Article VI, and the Certificate shall have been canceled in the manner required by the Act.

ARTICLE VII

BOOKS OF ACCOUNT; RECORDS

7.1 Books. The Board will maintain, on behalf of the Company, complete and accurate books of account of the Company’s affairs at the Company’s principal office or, subject to the provisions of the Delaware Act and applicable Gaming Laws, at such other place as the Board may from time to time determine, which books will be open to inspection by the Member (or its authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

7.2 Fiscal Year. The fiscal year of the Company shall be as determined by the Board.

ARTICLE VIII

MISCELLANEOUS

8.1 Gaming Problems.

(a) Definitions. When used in this Section 8.1, the following terms have the following meanings:

(i) “Gaming Problem” means, a determination by the Board that a “Gaming Problem” exists following the occurrence of any of the following: (i) a communication from a Gaming Authority that the Company or any Gaming Related Person does not satisfy any suitability, eligibility or other qualification criteria pursuant to any applicable Gaming Laws with respect to a Gaming License, including any character or suitability criteria thereunder; (ii) a communication from a Gaming Authority that a Gaming Related Person must divest itself of any interest in, as applicable, or disassociate from, the Company or its Affiliates; or (iii) circumstances such that any Gaming Related Person is deemed likely, in the reasonable discretion of the Board based on verifiable information received from any Gaming Authority or otherwise, to preclude or materially delay, impede or impair the ability of the Company, the Member and/or its Affiliates or any Gaming Related Person of the foregoing to obtain, maintain or renew a Gaming License, or such as may result in the imposition of materially burdensome terms and conditions on, or the revocation or suspension of, such a Gaming License. For the avoidance of doubt, the imposition of monetary fines by a Gaming Authority will not generally constitute a “Gaming Problem” unless accompanied by one of the three factors set forth in the preceding sentence.

(ii) “Gaming Related Person” means a Manager or, with respect to a Manager, any other Person whose relationship with such Manager may result in the Gaming Authorities determining that there is or may be a Gaming Problem.

(iii) Gaming Problem; Compliance with Gaming Laws. In the event that any Manager (or a Gaming Related Person of any Manager) experiences a Gaming Problem, such Manager shall promptly notify the Board of the relevant details and take all actions necessary or advisable to eliminate, terminate, discontinue or otherwise cure the Gaming Problem, including: (i) terminating the relationship with any Person giving rise to the Gaming Problem, (ii) with respect to a Manager, resigning as a Manager of the Company, and (iii) taking all other actions as may be necessary or appropriate to remedy the Gaming Problem. Notwithstanding anything contained herein to the contrary, all Transfers or redemptions of Membership Interests shall be subject to compliance with all applicable requirements of all Gaming Laws, including any right of prior approval, review and/or filing thereunder. If any Gaming Authority requires the implementation of another mechanism or terms for any Transfers or redemptions of Membership Interests that are inconsistent with Article V of this Agreement, the terms required by such Gaming Authority will control and the applicable provisions of this Agreement will be deemed modified by the Board (without the consent of the Member) in a manner consistent with such requirements, and the Board shall have authority to implement such modifications (without the consent of the Member) at its discretion.

(b) Severability. If any provision of this Section 8.1 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 8.1.

8.2 Amendments. This Agreement may be amended or modified and any provision hereof may be waived only by the Member. If any Gaming Authority with jurisdiction over the Company or its operations, objects to or proposes the modification of, any portion of this Agreement, the Member and the Company shall negotiate in good faith to reach a mutually agreeable accommodation to address such objections or proposed modifications.

8.3 Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Member and its respective legal representatives, heirs, successors and assigns.

8.4 Governing Law; Venue; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. Subject to Section 8.6 and unless the Company otherwise consents in writing to the selection of an alternate forum, any dispute relating hereto shall be heard solely and exclusively in the state or federal courts of Delaware, and each party or Member consents and agrees to jurisdiction and venue therein and not to contest jurisdiction or move for forum non conveniens or otherwise dispute the forum. Notwithstanding the foregoing, any person may be bring an action (i) to enforce a judgment or order from a state or federal court of Delaware in any court with jurisdiction over the person against whom such judgment or order is being enforced and (ii) for specific performance or injunctive relief in any court with jurisdiction over the person against whom such equitable relief is sought. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.5 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid), in each case to the addresses or telecopy numbers as have been supplied in writing to the Company.

8.6 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.7 Complete Agreement; Headings; Construction; Counterparts. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties, including the Original Agreement. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. All references to Articles and Sections refer to articles and sections of this Agreement. Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile or electronic transmission in portable document format), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

8.8 Partition; Appraisal Rights. The Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company’s property. Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement and the Member hereby expressly waives all rights under Section 18-210 of the Act.

8.9 Third Party Beneficiary. Notwithstanding anything herein to the contrary, the Company and the Member acknowledge and agree that each of the dMY Sponsor and RSI are an express third party beneficiary of this Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) Section 3.2, Section 3.5 and Section 5.3 as if the dMY Sponsor and RSI were directly a party hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

THE COMPANY

RSI GP, LLC

By:	/s/ Gregory Carlin
Name: Gregory Carlin
Its: Chief Executive Officer

Signature Page to LLC Agreement of RSI GP, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBER

DMY TECHNOLOGY GROUP, INC.

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

Signature Page to LLC Agreement of RSI GP, LLC

Schedule I

Members

Member	Membership Interest

dMY Technology Group, Inc. c/o dMY Sponsor, LLC 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144 Attention: Niccolo de Masi Harry L. You Email: niccolo@dmytechnology.com harry@dmytechnology.com	100%